EXHIBIT 4.3

LOCK-UP AGREEMENT

J.P. Turner & Company, L.L.C.
3340 Peachtree Road
23rd Floor
Atlanta, Georgia 30326

Ladies and Gentlemen:

     The undersigned understands that J.P. Turner & Company, LLC (the “Representative”) proposes to enter into an Underwriting Agreement with Integrated Financial Services, Inc. (the “Company”), providing for the public offering of shares of Common Stock of the Company (the “Securities”) pursuant to a Registration Statement on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission.

     In consideration of the agreement by the Representative to offer and sell the Securities pursuant to the public offering, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that he, she or it will not, directly or indirectly, for a period of 12 months following the date of the Prospectus relating to the public offering of the Securities, sell, offer to sell, contract to sell, grant any option for the sale of, grant any security interest in, pledge, hypothecate, or otherwise sell or dispose of any of the Common Stock of the Company (“Common Stock”) , or any options or warrants to purchase any Common Stock, or any securities convertible into or exchangeable for Common Stock, or any interest in such securities or rights, owned directly by the undersigned or with respect to which the undersigned has the power of disposition, in any such case whether now owned or hereafter acquired at any time prior to the Effective Date of the Registration Statement (the “Restricted Securities”), other than as a bona fide gift or gifts, provided that the undersigned provides prior written notice of such gift or gifts to the Representative and the donee or donees thereof agree to be bound by the restrictions set forth herein. As a reasonable means of ensuring compliance with the terms of this Agreement, the undersigned further agrees that (i) the undersigned shall deliver the certificates evidencing the Restricted Securities for deposit to an account established at the Representative for the undersigned; (ii) the certificates representing the Restricted Securities shall have noted conspicuously thereon a legend that the Restricted Securities are subject to the restrictions on transfer imposed by the terms of this Agreement; and (iii) the Company shall instruct the transfer agent for the Restricted Securities to place a transfer restriction as to the Restricted Securities on such transfer agent’s records.

     In the event that the undersigned owns no Common Stock at the date hereof or prior to the Effective Date, but has the right to acquire Common Stock pursuant to options or warrants, and if the undersigned exercises such options or warrants prior to the expiration of the 12 month period commencing on the Effective Date, he, she or it agrees that the Common Stock purchased on such exercise of options or warrants will be subject to the terms of this Agreement for the remaining portion of such 12 month period. In addition, the undersigned agrees that he, she or it will not sell, pledge, hypothecate or otherwise dispose of such Common Stock pursuant to the exemption afforded by Rule 701 under the Securities Act of 1933, as amended, during such 12 month period without the prior written consent of the Representative.

     The undersigned further agrees that he, she or it shall not enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock owned by the undersigned at the date hereof, or that the undersigned obtains ownership of during the 12 month period commencing on the Effective Date (regardless of whether any of the transactions are to be settled by the delivery of Common Stock, other securities, cash or otherwise), for a period of 12 months from the Effective Date.

     The undersigned further agrees that all of the rights, authority and preemptive provisions granted to the Representative pursuant to the foregoing provisions may be transferred by the Representative to any other NASD member firm that participates in the proposed public offering of the Company’s Securities.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Lock-Up Agreement intending to be bound thereby in accordance with the above terms and conditions. Execution and return of this Lock-Up Agreement by facsimile transmission will be considered execution and return of an original for all purposes and the undersigned authorizes the Representative to rely upon a facsimile copy as if it was an original for all purposes.

Very truly yours,

Date:

Signature(s)

Print Name(s) as they appear on the
Company’s registration books

Position with Company (i.e., officer,
director and/or shareholder)

Social Security Number of EIN Number

Address of record for all shareholder
communications

Day Phone Number, Fax Number and
E-Mail Address

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